Execution Version

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) dated as of August 7, 2023 (the “Effective Date”) is entered into by and between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited partnership (the “Purchaser”).

RECITALS

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of March 15, 2023 (the “Original Agreement”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of up to four closings, senior unsecured convertible notes, substantially in the form of the Note attached as Exhibit A to the Original Agreement (the “Notes”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a principal amount of up to approximately $9.8 million and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock.

B. Pursuant to the Original Agreement, the Company issued to the Purchaser: (i) a Note, convertible into 1,207,729 shares of Common Stock at an initial conversion price of $2.70, in a principal amount of $3,260,869.57, and a Warrant to purchase up to 328,352 shares of Common Stock, on March 15, 2023, and (ii) a Note, convertible into 805,153 shares of Common Stock at an initial conversion price of $2.70, in a principal amount of $2,173,913.04, and a Warrant to purchase up to 218,901 shares of Common Stock, on May 12, 2023.

C. The Purchaser and the Company desire to amend the Original Agreement pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Definitions.

(a) Section 1.1 of the Original Agreement is hereby amended by adding the following definitions, in the appropriate alphabetical order:

“Additional Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Additional Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Additional Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(c).

“First Amendment” means the First Amendment to this Agreement dated August 7, 2023 between the Company and the Purchaser.

“Initial Funding” shall have the meaning ascribed to such term in Section 2.1(c).

(b) The below-listed definitions set forth in Section 1.1 of the Original Agreement are each hereby amended and restated in their respective entireties as follows:

“Closing Dates” means each of the First Closing Date, the Second Closing Date and the Additional Closing Dates.

“Closings” means each of the First Closing pursuant to Section 2.1(a), the Second Closing pursuant to Section 2.1(b) and the Additional Closings pursuant to Section 2.1(c).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 15, 2023, as amended by that certain First Amendment to Registration Rights Agreement, dated as of August 7, 2023, by and between the Purchaser and the Company.

“Subscription Amount” means collectively the First Subscription Amount, the Second Subscription Amount and any Additional Subscription Amount.

(c) The definitions of “Additional Funding Conditions”, “Fourth Closing”, “Fourth Closing Date”, “Fourth Closing Notice”, “Fourth Subscription Amount”, “Third Closing”, “Third Closing Date”, “Third Closing Notice” and “Third Subscription Amount” set forth in Section 1.1 of the Original Agreement are each hereby deleted in their entireties.

2.
Closings. Sections 2.1(c) and (d) of the Original Agreement are hereby deleted in their entireties and replaced by the following:

“(c) Additional Closings.

Commencing after the Second Closing Date and except for the Initial Funding (as defined below), the Purchaser may, in its sole and absolute discretion, purchase the Securities on an Additional Closing Date by delivering to the Company a written notice stating (i) the date and time of the closing (the “Additional Closing Date”, and any such closing, an “Additional Closing”), and (ii) the amount of Securities to be subscribed by the Purchaser (the “Additional Subscription Amount”; provided that (i) the Additional Subscription Amounts in the aggregate, including the Initial Funding, shall not exceed $2,000,000 and (ii) the Purchaser shall purchase (x) $500,000 in Additional Subscription Amount immediately following the execution of the First Amendment and (y) $500,000 in Additional Subscription Amount no later than September 5, 2023 (such total amount of $1,000,000, the “Initial Funding”); provided that on each such date the VWAP of the Common Stock for each of the previous ten (10) consecutive Trading Days shall be above $0.20 and there is no existing Event of Default. For the avoidance of doubt, the Company and the Purchaser agree that the Purchaser shall have no obligation to purchase any additional Securities except for the Initial Funding. Subject to compliance with the applicable federal securities laws, the Company and the Purchaser may mutually agree on such other date and time for any Additional Closing. Any and all Additional Closings shall be subject to the satisfaction (or express waiver by the Purchaser) of (i) the conditions set forth in this Section 2.1 and Section 2.3, (ii) the Equity Conditions (as defined in the Notes) and (iii) the Company’s compliance with the applicable rules of the Principal Trading Market pursuant to Section 4.18. The parties hereto shall use their commercially reasonable efforts to effectuate any and all Additional Closings.”

3.
Deliveries. Sections 2.2(e), (f), (g) and (h) of the Original Agreement are hereby deleted in their entireties and replaced by the following:

“(e) On or prior to an Additional Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a Note having a principal amount of the Additional Subscription Amount with an 8% original issue discount, duly executed by the Company and registered in the name of the Purchaser;

(ii) a Warrant duly executed by the Company and registered in the name of such Purchaser to purchase shares of Common Stock in an amount equal to 25% of such Purchaser’s Conversion Shares applicable to such Additional Closing Date;

(iii) the Disclosure Schedules, updated as of such Additional Closing Date;

(iv) the Irrevocable Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent;

(v) an opinion from the Company’s counsel in a form reasonably acceptable to the Purchaser’s counsel;

(vi) an officer’s certificate and compliance certificate, indicating among other matters, that the Equity Conditions have been satisfied, in a form reasonably acceptable to the Purchaser’s counsel; and

(vii) such other opinions, certificates, statements, including, without limitation, a closing statement, and agreements as the Purchaser’s counsel may reasonably require.

(f) On or prior to an Additional Closing Date, the Purchaser shall deliver the applicable Additional Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Company.”

References to Section 2.2(g) and Section 2.2(h) in the Original Agreement are hereby deleted in their entireties.

4.
Miscellaneous.
(a)
Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.
(b)
Entire Agreement. This Amendment together with the Original Agreement constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Agreement shall continue in full force and effect.
(c)
Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

Remainder of page intentionally left blank; signature page follows.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

SEASTAR MEDICAL HOLDING CORPORATION,

a Delaware corporation

By: /s/Eric Schlorff

Name: Eric Schlorff

Title: Chief Executive Officer

Signature Page to First Amendment to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

3i, LP,

a Delaware limited partnership

By: /s/Maier J. Tarlow

Name: Maier J. Tarlow

Title: Manager on Behalf of the GP

Signature Page to First Amendment to Securities Purchase Agreement